UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(b)	Appointment of Successor Independent Registered Public Accounting Firm
     On March 12, 2008, UCBH Holdings, Inc. (“Company”) filed a Current Report on Form 8-K, reporting that on March 6, 2008, PricewaterhouseCoopers LLP declined to stand for re-election as the independent registered public accounting firm for the Company. The Form 8-K reported that the reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the years ended December 31, 2006 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Form 8-K also reported that for the years ended December 31, 2006 and 2007, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
     The Company’s Audit Committee commenced a selection process to appoint and engage an independent registered public accounting firm for the fiscal year ending December 31, 2008, during the month of February 2008. On March 6, 2008, the Audit Committee of the Company appointed KPMG LLP to serve as the Company’s independent registered public accounting firm. KPMG LLP was selected from the two Big Four accounting firms that had been invited to submit proposals.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer